UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 13, 2023

Momentive Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38664	80-0765058
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Curiosity Way

San Mateo, California 94403

(Address of principal executive offices, including zip code)

(650) 543-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Nasdaq Stock Market LLC
Common Stock, par value $0.00001 per share	MNTV	(The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 13, 2023, Momentive Global Inc. (“Momentive”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mercury Bidco LLC (“Parent”) and Mercury Merger Sub, Inc. (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Momentive (the “Merger”), with Momentive continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are entities formed by an investor consortium led by STG Partners, LLC (“STG”).

Momentive’s Board of Directors (the “Board”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of Momentive and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board also unanimously resolved to recommend that Momentive’s stockholders vote to adopt the Merger Agreement and approve the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Momentive, par value $0.00001 per share (“Common Stock”), outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Common Stock owned by stockholders of Momentive who have properly exercised appraisal rights in accordance with Delaware law) will, at the Effective Time, automatically be converted into the right to receive $9.46 in cash (the “Per Share Price”), without interest and subject to applicable withholding taxes.

Pursuant to the Merger Agreement, at the Effective Time, each Momentive outstanding restricted stock unit (a “Company RSU”) under the applicable Equity Plan of Momentive that is vested at the Effective Time (but not yet settled) or that vests as a result of the consummation of transactions contemplated by the Merger Agreement will, automatically and without any required action on the part of the holder thereof, be cancelled and converted solely into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such vested Company RSU immediately prior to the Effective Time, multiplied by (2) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment. Pursuant to the Merger Agreement, at the Effective Time, each outstanding Company RSU under the applicable Equity Plan of Momentive that is not vested at the Effective Time will, automatically and without any required action on the part of the holder thereof, be cancelled and converted solely into the contingent right to receive a cash award equal to (1) the total number of shares of Common Stock subject to such unvested Company RSU immediately prior to the Effective Time, multiplied by (2) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment, which resulting payment will be subject to the same vesting terms and conditions as applied to such unvested Company RSU immediately prior to the Effective Time, with payment forfeited to the extent vesting is not satisfied.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Momentive restricted stock ( “Company Restricted Stock”) under the applicable Equity Plan of Momentive, excluding shares of Company Restricted Stock that vest immediately prior to or as of the Effective Time including as a result of the consummation of the transactions contemplated by the Merger Agreement, will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive a cash award equal to (1) the total number of shares of Common Stock subject to such outstanding Company Restricted Stock award immediately prior to the Effective Time (as determined in accordance with the applicable award agreement), multiplied by (2) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment, which resulting payment will be subject to the same vesting terms and conditions as applied to such Company Restricted Stock award immediately prior to the Effective Time, with payment forfeited to the extent vesting is not satisfied.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase shares of Common Stock under the applicable Equity Plan of Momentive that is vested at the Effective Time will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash equal to (1) the total number of shares of Common Stock subject to such vested option multiplied by (2) the excess, if any, of (a) the Per Share Price over (b) the exercise price per share of such vested option, less applicable Taxes required to be withheld with respect to such payment. Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase shares of Common Stock under the applicable Equity Plan of Momentive that is not vested at the Effective Time will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive a cash award equal to (1) the total number of shares of Common Stock subject to such unvested option immediately prior to the Effective Time, multiplied by (2) the excess, if any, of (a) the Per Share Price over (b) the exercise price per share of such unvested option, less applicable Taxes required to be withheld with respect to such payment, which resulting payment will be subject to the same vesting terms and conditions as applied to such unvested options immediately prior to the Effective Time. Any option (whether vested or unvested) to purchase shares of Common Stock that has an exercise price per share that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock; (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other specified regulatory approvals; and (3) the absence of an order or law preventing the Merger.

The Merger Agreement contains customary representations, warranties and covenants made by each of Momentive, Parent and Merger Sub, including, among others, covenants by Momentive regarding the conduct of its business prior to the closing of the Merger. Momentive is also subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist alternative acquisition proposals from third parties; (2) subject to certain exceptions, provide nonpublic information relating to Momentive or any of its subsidiaries to third parties in connection with alternative acquisition proposals, or (3) subject to certain exceptions, participate or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. In addition, Momentive has agreed that, subject to certain exceptions, the Board will not withdraw its recommendation that Momentive’s stockholders vote to adopt the Merger Agreement. Momentive has also agreed that it will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement relating to the adoption of the Merger Agreement by Momentive’s stockholders promptly after the execution of the Merger Agreement (but in no event later than 30 business days after the date of the Merger Agreement, to the extent practicable), and Momentive will convene and hold a special meeting of Momentive’s stockholders for the purpose of seeking the adoption of the Merger Agreement as promptly as reasonably practicable following the mailing of the definitive proxy statement to Momentive’s stockholders.

Either Momentive or Parent may, subject to certain exceptions, terminate the Merger Agreement if (1) the Effective Time has not occurred by September 13, 2023 which date may be extended up to two times to December 13, 2023 and to March 13, 2023 if either (A) required regulatory approvals have not been obtained at such time or (B) Momentive or Parent has brought an active litigation seeking specific performance of the Merger Agreement (the “Termination Date”), (2) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order preventing, materially restraining or materially impairing the consummation of the Merger or (3) Momentive’s stockholders fail to adopt the Merger Agreement at a special meeting of Momentive’s stockholders at which a vote is taken on the adoption of the Merger Agreement. Momentive may terminate the Merger Agreement in certain additional limited circumstances, including to allow Momentive to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws its recommendation that Momentive’s stockholders vote to adopt the Merger Agreement or if Momentive willfully and materially breaches its “no-shop” restrictions in the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, Momentive will be required to pay Parent a termination fee of $52,000,000. Specifically, this termination fee is payable by Momentive to Parent if the Merger Agreement is terminated by (1) Parent following the Board’s determination to change its recommendation with respect to the Merger; (2) Parent if Momentive willfully and materially breaches its “no-shop” restrictions in the Merger Agreement; or (3) Momentive following the decision by the Board to authorize the acceptance of a Superior Proposal. The termination fee will also be payable in certain circumstances if (1) the Merger Agreement is terminated under certain circumstances; (2) prior to such termination (but after the date of the Merger Agreement) a proposal to acquire at least 50 percent of Momentive’s stock or assets is publicly announced or disclosed, or in certain circumstances provided to the Board, and not withdrawn or abandoned; and (3) Momentive subsequently enters into a definitive agreement providing for a transaction involving the acquisition of at least 50 percent of its stock or assets within one year of such termination and such transaction is ultimately consummated.

Upon termination of the Merger Agreement under other specified circumstances, Parent will be required to pay Momentive a termination fee of $104,000,000. Specifically, if the Merger Agreement is validly terminated by Momentive because (1) of a material breach of Parent or Merger Sub’s representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied, subject to a notice and cure period, or (2) Parent and Merger Sub fail to consummate the Closing as required pursuant to, and in the circumstances specified in, the Merger Agreement, then, in each case, the termination fee will be payable by Parent to Momentive upon termination. In connection with the execution of the Merger Agreement, certain funds managed or advised by STG have provided Momentive with a guarantee in favor of Momentive (the “Guarantee”). The Guarantee guarantees, among other things, the payment of the termination fee payable by Parent, subject to the conditions set forth in the Guarantee.

The Merger Agreement also provides that Momentive, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the Merger Agreement are capped at $104,000,000 plus certain enforcement expenses and reimbursement obligations, and Momentive’s liability for monetary damages for breaches of the Merger Agreement are capped at $52,000,000 plus certain enforcement expenses.

Pursuant to an equity commitment letter dated March 13, 2023, the investment consortium led by STG committed to provide Parent, at the effective time of the Merger, with an equity investment of approximately $1.17 billion to fund a portion of the aggregate Merger consideration and to pay fees and expenses related to the Merger, subject to the terms and conditions of the equity commitment letter. Momentive is a third party beneficiary of the equity commitment letter and is entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein. Pursuant to a debt commitment letter dated March 13, 2023, the lenders party to that letter committed to provide Parent, at the effective time of the Merger, with debt financing of $450 million to fund a portion of the aggregate Merger consideration and to refinance Momentive’s existing credit facilities, subject to the terms and conditions of the debt commitment letter.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the Merger Agreement has been included to provide Momentive’s stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Momentive, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Momentive’s stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Momentive’s stockholders or other security holders. Momentive’s stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Momentive’s stockholders’ right to receive the merger consideration and the right of holders of Momentive equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Momentive, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Momentive’s public disclosures. Momentive acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Momentive, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Transaction Proxy Statement that Momentive will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Momentive will make with the SEC.

Voting Agreement

Also on March 13, 2023, in connection with the execution of the Merger Agreement, Momentive’s directors and certain of their affiliates that hold shares of Common Stock, solely in their capacity as Momentive’s stockholders, have entered into voting agreements (the “Voting Agreements”) with Parent and Momentive. These stockholders represent approximately 12.5 percent of Momentive’s outstanding voting power as of the date of the Voting Agreements. Under the Voting Agreements, the stockholders party thereto have agreed to vote their shares of Common Stock in favor of the adoption of the Merger Agreement and certain other matters, unless the Board withdraws its recommendation to Momentive’s stockholders to vote in favor of the adoption of the Merger Agreement, then the stockholders party thereto will instead vote their shares of Common Stock in the same proportion (for, against or abstain) as the votes that are collectively cast by all of the other holders of Common Stock who are present and voting with respect to each such matter. The Voting Agreements terminate in certain circumstances, including in connection with the Board’s determination to terminate the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal. The Voting Agreements do not restrict the actions of stockholders party thereto in their capacities as directors of Momentive. The Voting Agreements also contain restrictions on transfer of shares of Common Stock held by the stockholders party thereto, subject to certain exceptions.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the form of the Voting Agreements, a copy of which is filed as Exhibit 10.1 and is incorporated into this report by reference.

Additional Information and Where to Find It

Momentive, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Momentive (the “Transaction”). Momentive plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Momentive’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 25, 2022. To the extent that holdings of Momentive’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Promptly after filing the definitive Transaction Proxy Statement with the SEC, Momentive will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MOMENTIVE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Momentive with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Momentive’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Momentive with the SEC in connection with the Transaction will also be available, free of charge, at Momentive’s investor relations website at investor.momentive.ai.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Momentive’s Board of Directors in approving the Transaction; and expectations for Momentive following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Momentive’s assumptions prove incorrect, Momentive’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Momentive’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Momentive to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (iv) the nature, cost and outcome of any legal proceeding that may be instituted against Momentive and others relating to the Transaction; (v) economic, market, financial, business or geopolitical conditions (including resulting from the inflationary pressures, rising interest rates, supply chain disruptions, the COVID-19 pandemic, civil unrest or military conflict) or competition, or changes in such conditions, negatively affecting Momentive’s business, operations and financial performance; (vi) the effect of the announcement or pendency of the Transaction on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of Momentive management or employees during the pendency of the Transaction; (vii) the amount of the costs, fees, expenses and charges related to the merger agreement or the Transaction; (viii) the risk that our stock price may fluctuate during the pendency of the Transaction and may decline significantly if the Transaction is not completed; (ix) possible disruption related to the Transaction to Momentive’s current plans and operations, including through the loss of customers and employees; and (x) other risks and uncertainties detailed in the periodic reports that Momentive files with the SEC, including Momentive’s Annual Report on Form 10-K filed with the SEC on February 17, 2023, and subsequent filings which may be obtained at Momentive’s investor relations website at investor.momentive.ai. All forward-looking statements in this communication are based on information available to Momentive as of the date of this communication, and Momentive does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 13, 2023, among Mercury Bidco LLC, Mercury Merger Sub, Inc. and Momentive Global Inc.*

10.1	Form of Voting Agreement, dated March 13, 2023, among Mercury Bidco LLC, Mercury Merger Sub, Inc., Momentive Global Inc. and certain stockholders of Momentive Global Inc.*

99.1	Press Release, dated March 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Momentive will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Momentive may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE, INC.

Date: March 13, 2023	By:	/s/ Lora D. Blum

	Name:	Lora D. Blum

	Title:	Chief Legal Officer & Secretary